UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 28, 2015

EXTERRAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

16666 Northchase Drive
Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

(281) 836-7000
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

Exterran Holdings, Inc. held its annual meeting of stockholders on April 28, 2015. The following matters, set forth in our proxy statement filed with the Securities and Exchange Commission on March 17, 2015, were voted upon with the results indicated below:

1.	Our stockholders elected the following directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified:

Directors	Votes For	Votes Withheld
Anne-Marie N. Ainsworth	54,654,291	238,432
D. Bradley Childers	54,653,011	239,671
William M. Goodyear	54,653,215	239,467
Gordon T. Hall	54,612,963	279,719
Frances Powell Hawes	54,654,131	238,551
J.W.G. Honeybourne	54,653,674	239,008
James H. Lytal	54,654,042	238,640
Mark A. McCollum	54,652,226	240,456
John P. Ryan	54,653,711	238,971
Christopher T. Seaver	54,653,483	239,199
Mark R. Sotir	54,621,665	271,017
Richard R. Stewart	54,654,000	238,682
Ieda Gomes Yell	54,563,247	329,435

2.	Our stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015:

Votes For	Votes Against	Abstentions
59,097,390	200,958	7,035

3.	Our stockholders approved the compensation provided to our Named Executive Officers for 2014, as disclosed in the proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,208,471	1,664,483	19,726	4,412,745

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

Date: April 29, 2015	By:	/s/ Jon C. Biro
Jon C. Biro
Senior Vice President and Chief Financial Officer